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                                                                    Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated September 20, 1996, relating to the 1996 and 1995 consolidated financial statements of Franklin Telecommunications Corp. and subsidiaries, which appears in such Prospectus. We also consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated June 6, 1997, relating to the 1996 financial statements of Internet Passport, LLC, which appears in such Prospectus. We also consent to the references to us under the headings "Experts," "Selected Financial Data" and "Change in Accountants" in such Prospectus. However, it should be noted that Corbin & Wertz has not prepared or certified such "Selected Financial Data."


                                                Corbin & Wertz


Irvine, California
October 1, 1997